EXHIBIT 99.1

Retail Opportunity Investments Corp. Appoints New Chief Financial Officer & New Controller

SAN DIEGO, Nov. 30, 2012 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp. (Nasdaq:ROIC) announced today the appointment of Michael B. Haines as Executive Vice President and Chief Financial Officer, Treasurer and Secretary effective December 1, 2012. Mr. Haines will succeed John Roche whose employment with ROIC concludes December 1, 2012. ROIC also announced today that Laurie A. Sneve will be appointed as Senior Vice President and Controller prior to year end-2012. Ms. Sneve will succeed Joseph LoParrino, who will continue with ROIC until early-2013 to assist with the transition.

Mr. Haines and Ms. Sneve each has over 20 years of commercial real estate financial and accounting experience. Mr. Haines most recently served as Chief Accounting Officer of Pacific Office Properties Trust, Inc. Ms. Sneve most recently served as Chief Financial Officer of Coreland Companies, Inc. From 1995 to 2006, both Mr. Haines and Ms. Sneve served in various senior financial and accounting capacities at Pan Pacific Retail Properties Inc. Mr. Haines began his career with Deloitte & Touche and holds a Bachelors in Business Administration from San Diego State University. Ms. Sneve began her career with Arthur Anderson and holds a Bachelor of Science in Accounting from Pennsylvania State University. Both Mr. Haines and Ms. Sneve are members of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, "I am thrilled to be teaming up again with Michael and Laurie, who I enjoyed working with at Pan Pacific for approximately 11 years. They each have a deep knowledge of REIT financial operations and an impeccable track record working with both public and private companies. While at Pan Pacific, Michael and Laurie were an integral part of the company's extraordinary growth and transformation from a small, private shopping center company to the largest, publicly-traded shopping center REIT on the West Coast. Michael and Laurie were also instrumental in managing and maintaining Pan Pacific's conservative balance sheet and investment-grade rating. I look forward to working with them again in taking ROIC's business to new heights." Mr. Tanz added, "I want to express my deep appreciation to John and Joe for their commitment and countless contributions to the success of ROIC.  It has been my pleasure working with them for the past three years and I wish them the best in their future endeavors."

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corp. (Nasdaq:ROIC) is a fully integrated, self-managed real estate investment trust.  The Company specializes in the acquisition, ownership and management of necessity-based community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores. At September 30, 2012, ROIC's property portfolio included 40 shopping centers totaling approximately 4.3 million square feet. Additional information is available at www.roicreit.net.

The Retail Opportunity Investments Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6855

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of ROIC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors. Additional information regarding these and other factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K.

CONTACT: Ashley Bulot, Investor Relations
         858-255-4913
         abulot@roireit.net